                                                                     Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                                Three Months Ended June 30,
                                                                ---------------------------
                                                                 2000                1999
                                                                 ----                ----
                                                                   (Thousands of Dollars)
BASIC

Net income                                                    $     1,768         $        91
                                                              ===========         ===========

Weighted average shares outstanding                             9,971,548           9,946,992
                                                              ===========         ===========

Basic earnings per share                                      $       .18         $       .01
                                                              ===========         ===========

DILUTED

Net income                                                    $     1,768         $        91
                                                              ===========         ===========

Weighted average number of shares used in calculating
  basic earnings per share                                      9,971,548           9,946,992

ADD:

Dilutive impact of stock options                                   54,846              59,491
                                                              -----------         -----------

Weighted average number of shares used in calculating
  diluted earnings per share                                   10,026,394          10,006,483
                                                              ===========         ===========

Diluted earnings per share                                    $       .18         $       .01
                                                              ===========         ===========


                                                                     Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE


                                                                 Six Months Ended June 30,
                                                                 -------------------------
                                                                 2000              1999
                                                                 ----              ----
                                                                  (Thousands of Dollars)
BASIC

Net income                                                    $    2,513         $      462
                                                              ==========         ==========

Weighted average shares outstanding                            9,967,844          9,946,992
                                                              ==========         ==========

Basic earnings per share                                      $      .25         $      .05
                                                              ==========         ==========

DILUTED

Net income                                                    $    2,513         $      462
                                                              ==========         ==========

Weighted average number of shares used in calculating
  basic earnings per share                                     9,967,844          9,946,992

ADD:

Dilutive impact of stock options                                  14,308             12,951
                                                              ----------         ----------

Weighted average number of shares used in calculating
  diluted earnings per share                                   9,982,152          9,959,943
                                                              ==========         ==========

Diluted earnings per share                                    $      .25         $      .05
                                                              ==========         ==========
